                                                                   EXHIBIT 99(B)
                               USLICO CORPORATION
                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                                JANUARY 11, 1995

          THIS PROXY IS SOLICATED ON BEHALF OF THE BOARD OF DIRECTORS.

    The undersigned hereby appoints Daniel J. Callahan, III and David H. Roe, and each of them, with full power of substitution, proxy to vote all shares of common stock which the undersigned is entitled to vote at the Meeting, and any adjournment thereof. The receipt of the Notice of Special Meeting and the Joint
Proxy Statement/Prospectus is hereby acknowledged.

    THE  SHARES  REPRESENTED  HEREBY  WILL  BE  VOTED  IN  ACCORDANCE  WITH  THE
DIRECTIONS GIVEN IN THE  SPACE PROVIDED. IF NOT  OTHERWISE DIRECTED, THE  SHARES
REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)
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/X/  Please mark your vote as in this example.
    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE MERGER

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
1.         Proposal to approve the merger of USLICO Corporation with and into The NWNL Companies, Inc. pursuant to the
           Agreement and Plan of Merger dated September 11, 1994.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

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
2.         In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment(s) or postponement(s) thereof.

   SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
                                              __________________________________
                                                          Signature
                                              Dated _______________________, 199
                                              __________________________________
                                                      (Joint Signature)
                                              Dated _______________________, 199

    Signature(s) should be exactly as name or names appearing on this Proxy. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, please sign in full corporate name by authorized officer and give full title. If a partnership, please sign in partnership name by authorized person(s).